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                       SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                September 4, 2001



                                 EEX CORPORATION
             (Exact name of Registrant as specified in its charter)


     Texas                       1-12905                     75-2421863
(State or other                (Commission                (I.R.S. Employer
jurisdiction of                File Number)              Identification No.)
incorporation)



2500 CityWest Boulevard, Suite 1400, Houston, Texas                 77042
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including Area Code  (713)243-3100
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ITEM 5.  Other Events

       Set forth below is the text of two News Releases issued by EEX Corporation on September 6, 2001:

EEX CONTINUES SUPERIOR ONSHORE PERFORMANCE IN FIRST HALF OF 2001 AND ANNOUNCES
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SALE OF SHERIDAN FIELD
----------------------

       HOUSTON, TEXAS (September 6, 2001) -- EEX Corporation (NYSE: EEX) has sold its non-operating interest in the Sheridan Field in south Texas to Hilcorp Energy I, L.P. for $8.7 million. The sale was effective September 1, 2001 and closed on September 4, 2001. Current production from the Sheridan Field is approximately 12 MMcfe per day gross (1.6 MMcfe per day net to EEX's interest).

     The sale proceeds will be used to increase EEX's investment in its onshore business to approximately $100 million for 2001. Building on a highly successful 2000 program, EEX has achieved an 81% success rate on the 31 wells drilled during the first half of 2001. Average daily production has increased 11% from the first quarter of 2001 to approximately 135 million cubic feet of natural gas equivalent in July. Based upon internal estimates, the onshore program generated 61 Bcfe of proved reserve additions and revisions during the first half of 2001, at a finding and development cost of $0.87 per Mcfe. This result brings EEX's onshore inventory of proved reserves and unrisked probable reserves, possible reserves and exploration potential to a total of approximately 1.6 Tcfe, net to EEX's interest.

     "We have in excess of 120 proved and probable drilling locations and a large number of high quality exploration prospects in our inventory. Our onshore business is on track to deliver superior investment and operational performance again in 2001," said Dave Henderson, Executive Vice President and Chief Operating Officer. "The proceeds from the sale of our non-operated interest in the Sheridan Field will be reinvested in this program," added Henderson.

EEX CORPORATION ANNOUNCES SALE OF LLANO FIELD
---------------------------------------------

       HOUSTON, TEXAS (September 6, 2001) -- EEX Corporation (NYSE: EEX) has sold its 27.5% interest in the Llano Field (Garden Banks Blocks 385 and 386) to Amerada Hess Corporation (NYSE: AHC). Consideration to be paid by Amerada Hess includes $50 million cash plus an overriding royalty interest of 1/2 of 1% for the first 100 million barrels of oil equivalent total production from the Llano Field and 1% on all production thereafter. The effective date of the sale will be June 1, 2001 and the purchaser will pay or reimburse all of EEX's costs associated with the currently drilling Llano No. 4 well. The sale results in a pre-tax gain of approximately $27 million ($18 million after-tax) recorded during the third quarter of 2001.

       EEX will retain its interests in, and remain operator of, Garden Banks Blocks 344, 387, 388 and 345, where the Jason discovery well and five prospects, including Travis and Devil's Island, are located. These blocks are

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part of a federal unit that includes the Llano Field and the blocks to be sold.

     "The sale of our non-operated interest in the Llano Field will allow us to concentrate on appraising our Jason discovery and other prospects in the Llano complex where we are in a better position to control the pace of activity," said Tom Hamilton, Chairman and President, Chief Executive Officer.

     "We believe that the Llano complex is one large field comprised of several fault blocks with substantial hydrocarbon potential. Our working interests in these remaining fault blocks, our royalty in the Llano Field, and other possible future developments represent opportunities for EEX to increase production and employ our floating production system and pipeline infrastructure," Hamilton added.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              EEX Corporation

                                          By: /s/ T. E. Coats
                                              -------------------
                                              T. E. Coats
                                              Vice President and
                                              Controller

Date:  September 10, 2001

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